[Letterhead of Danziger & hochman]

Exhibit 23.1


September 22, 2005





Board of Directors
Vital Products Inc
35 Adesso Drive
Concord, Ontario
Canada L4K 3C7


Dear Sirs:

This letter is to constitute our consent to include the audit report of The Chidcare Division a division of On The Go Healthcare, Inc. as of July 31, 2004 in the Registration Statement filed on Form SB-2 contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,

DANZIGER & HOCHMAN


/s/Gary Cilevitz
-----------------------
Gary Cilevitz

DD/ekm